                Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333 208983) and Form S-8 (File Nos. 333-196406 and 333-196407) of Lombard Medical, Inc. of our report dated April 28, 2017, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, which appears in this annual report on Form 20-F for the year ended December 31, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
April 28, 2017